Exhibit 10.16

WESTMORELAND ENERGY LLC

$30,000,000

Floating Rate Senior Notes

_________________

Note Purchase Agreement

_________________

Dated June 29, 2006

Table of Contents

Section 1.	Authorization of Notes	1

Section 2.	Sale and Purchase of Notes	1

Section 3.	Closing	1

Section 4.	Conditions to Closing	2
Section 4.1.	Representations and Warranties	2
Section 4.2.	Performance; No Default	2
Section 4.3.	Compliance Certificates	2
Section 4.4.	Opinions of Counsel	2
Section 4.5.	Purchase Permitted By Applicable Law, Etc	2
Section 4.6.	Sale of Other Notes	3
Section 4.7.	Funding Instructions	3
Section 4.8.	Proceedings and Documents	3
Section 4.9.	Satisfaction of Conditions to Closing under Purchase Agreement	3
Section 4.10.	Closing Fee and Expenses	3
Section 4.11.	Security and Pledge Agreements and Collateral Agency Agreement	3
Section 4.12.	Consent of Lenders	4
Section 4.13.	Other Documents and Instruments	4

Section 5.	Representations and Warranties of the Company	4
Section 5.1.	Organization; Power and Authority	4
Section 5.2.	Authorization, Etc	4
Section 5.3.	Organization and Certain Other Matters Related to Subsidiaries	4
Section 5.4.	Compliance with Laws, Other Instruments, Etc	6
Section 5.5.	Governmental Authorizations, Etc	6
Section 5.6.	Litigation; Observance of Agreements, Statutes and Orders	6
Section 5.7.	Taxes	7
Section 5.8.	Title to Property	7
Section 5.9.	Licenses, Permits, Etc	7
Section 5.10.	Compliance with ERISA	7
Section 5.11.	Private Offering by the Company and the Subsidiaries	8
Section 5.12.	Use of Proceeds; Margin Regulations	8
Section 5.13.	Existing Indebtedness	9
Section 5.14.	Foreign Assets Control Regulations, Etc	9
Section 5.15.	Status under Certain Statutes	9
Section 5.16.	Environmental Matters	9
Section 5.17.	Financial Statements of the Project Partnership	10
Section 5.18.	Financial Projections of the Project Partnership	10

i

Section 5.19.	No Default or Event of Default under the Credit Agreement	10
Section 5.20.	Broker's Fees	10
Section 5.21.	Solvency	11
Section 5.22.	Affiliate Transactions	11
Section 5.23.	No Default	11
Section 5.24.	Insurance	11
Section 5.25.	Full Disclosure	11

Section 6.	Representations of the Purchasers	11
Section 6.1.	Purchase for Investment	11
Section 6.2.	Source of Funds	11
Section 6.3.	Accredited Investor	13

Section 7.	Information as to Company	13
Section 7.1.	Financial and Business Information	13
Section 7.2.	Officer's Certificate	15
Section 7.3.	Visitation	15

Section 8.	Payment and Prepayment of the Notes	15
Section 8.1.	Maturity	15
Section 8.2.	Mandatory Prepayments	15
Section 8.3.	Optional Prepayments	17
Section 8.4.	Allocation of Partial Prepayments	17
Section 8.5.	Maturity; Surrender, Etc	17
Section 8.6.	Purchase of Notes	17
Section 8.7.	Initial Interest Payment	17

Section 9.	Affirmative Covenants	18
Section 9.1.	Compliance with Law	18
Section 9.2.	Insurance	18
Section 9.3.	Maintenance of Properties	18
Section 9.4.	Payment of Taxes and Claims	18
Section 9.5.	Existence, Etc	19
Section 9.6.	Books and Records	19
Section 9.7.	Use of Proceeds	19
Section 9.8.	Further Assurances	19
Section 9.9.	Dismissal of Litigation	19

Section 10.	Negative Covenants	19
Section 10.1.	Transactions with Affiliates	19
Section 10.2.	Merger, Consolidation, Etc	19
Section 10.3.	Sale or Transfer of Assets	20
Section 10.4.	Liens	21
Section 10.5.	Indebtedness	21
Section 10.6.	Restricted Payments	21

Section 10.7.	No Amendments to Governing Documents	22
Section 10.8.	Changes in Fiscal Year	22
Section 10.9.	No Restrictions	22
Section 10.10.	Permitted Investments	22

Section 11.	Events of Default	22

Section 12.	Remedies on Default, Etc	24
Section 12.1.	Acceleration	24
Section 12.2.	Other Remedies	25
Section 12.3.	Rescission	25
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc	26

Section 13.	Registration; Exchange; Substitution of Notes	26
Section 13.1.	Registration of Notes	26
Section 13.2.	Transfer and Exchange of Notes	26
Section 13.3.	Replacement of Notes	27

Section 14.	Payments on Notes	27
Section 14.1.	Place of Payment	27
Section 14.2.	Home Office Payment	27

Section 15.	Expenses, Etc	28
Section 15.1.	Enforcement Expenses	28
Section 15.2.	Documentary Taxes	28
Section 15.3.	Survival	28

Section 16.	Survival of Representations and Warranties; Entire Agreement	28

Section 17.	Amendment and Waiver	29
Section 17.1.	Requirements	29
Section 17.2.	Solicitation of Holders of Notes	29
Section 17.3.	Binding Effect, etc	29
Section 17.4.	Notes Held by Company, etc	30

Section 18.	Notices	30

Section 19.	Reproduction of Documents	30

Section 20.	Confidential Information	31

Section 21.	Substitution of Purchaser	31

Section 22.	Issuance of Warrants; Representations, Warranties and Covenants of the Parent	32

Section 23.	Miscellaneous	35
Section 23.1.	Successors and Assigns	35
Section 23.2.	Payments Due on Non-Business Days	35
Section 23.3.	Accounting Terms	35
Section 23.4.	Severability	35
Section 23.5.	Set-off	36
Section 23.6.	Construction, etc	36
Section 23.7.	Counterparts	37
Section 23.8.	Governing Law	37
Section 23.9.	Jurisdiction and Process; Waiver of Jury Trial	37

Schedules and Exhibits:

Schedule A	-	Information Relating to Purchasers
Schedule B	-	Defined Terms
Schedule 3	-	Wire Transfer Instructions
Schedule 8.2(b)	-	Scheduled Prepayments if the Company gives a Notice of Extension Disclosure Schedule
Exhibit A	-	Form of Floating Rate Senior Note
Exhibit B-1	-	Form of Pledge and Security Agreement - Company
Exhibit B-2	-	Form of Guaranty, Distribution Pledge, Collateral Assignment and Security Agreement - Project Partners
Exhibit B-3	-	Form of Guaranty, Pledge and Security Agreement - Westmoreland Power Inc. and Subsidiaries
Exhibit C	-	Form of Collateral Agency Agreement
Exhibit D	-	Form of Warrant
Exhibit 4.4(a)	-	Matters to Be Covered in Opinions of Counsel to the Company

WESTMORELAND ENERGY LLC

Floating Rate Senior Notes

June 29, 2006

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:

Ladies and Gentlemen:

               Westmoreland Energy LLC, a Delaware limited liability company (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.      Authorization of Notes.

               The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its Floating Rate Senior Notes (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit A. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.      Sale and Purchase of Notes.

               Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3.      Closing.

               The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112, at 10:00 a.m., New York City time, at a closing (the “Closing”) on June 29, 2006 or on such other Business Day thereafter on or prior to June 30, 2006 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $5,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company pursuant to the wire instructions, to the accounts and in the amounts set forth on Schedule 3. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.      Conditions to Closing.

               Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

               Section 4.1.     Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

               Section 4.2.     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.12) no Default or Event of Default shall have occurred and be continuing.

Section 4.3.      Compliance Certificates.

               (a)     The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

               (b)     The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other limited liability company proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

               Section 4.4.     Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing, from Roger D. Wiegley and Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Company, collectively covering the matters set forth in Exhibit 4.4(a) and such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers). As a post closing covenant, the Company hereby agrees to cause to be delivered to each Purchaser within thirty days of the Closing, an opinion from Wilmer Cutler Pickering Hale and Dorr LLP, or another nationally recognized outside counsel, in form and substance reasonably satisfactory to the Purchasers with respect to the perfection of the liens and security interests created under the Security Documents and the matters specified in paragraphs 6, 7 and 8 of Exhibit 4.4(a).

               Section 4.5.     Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, and (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

               Section 4.6.     Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

               Section 4.7.     Funding Instructions. Each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 and Schedule 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

               Section 4.8.     Proceedings and Documents. All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

               Section 4.9.     Satisfaction of Conditions to Closing under Purchase Agreement. All of the conditions precedent to the closing of the transactions contemplated by the Purchase Agreement (including the assignment of the O&M Agreements to WPO and WUO) shall have been satisfied or waived and the transaction contemplated by the Purchase Agreement shall have contemporaneously closed; provided, however, that if any of those conditions can only be satisfied upon or after the Company’s receipt of the proceeds from the issuance of the Notes, these conditions shall be deemed to be satisfied for purposes of this Section 4 provided that the proceeds are on the same business day as the Closing used to complete the transactions contemplated by the Purchase Agreement.

               Section 4.10.     Closing Fee and Expenses. Contemporaneously with the Closing the Company shall pay to each Purchaser, or to an Affiliate of such Purchaser designated by such Purchaser, a closing fee equal to 1% of the principal amount of the Notes purchased by such Purchaser. In addition, the Company shall pay the Purchasers’ reasonable and documented costs and expenses incurred in connection with the diligence, negotiation and closing of the purchase of the Notes (including the reasonable and documented fees of one special counsel to the Purchasers), provided that the Company shall not be required to pay more than $70,000 pursuant to this sentence.

               Section 4.11.     Security and Pledge Agreements and Collateral Agency Agreement. Contemporaneously with the Closing the Company shall execute and deliver the Security and Pledge Agreements in the form of Exhibit B-1, Exhibit B-2, and Exhibit B-3 and the Collateral Agency Agreement in the form of Exhibit C (such Security and Pledge Agreements and Collateral Agency Agreement collectively, the “Security Documents”, and together with the Notes and this Agreement, the “Note Documents”).

               Section 4.12.     Consent of Lenders. The Lenders under the Credit Agreement shall have consented to the transactions contemplated by this Agreement, and a copy of such consent shall have been delivered to the Purchasers.

               Section 4.13.     Other Documents and Instruments. The Purchasers shall have received a full and complete copy of the Credit Agreement and such other certificates, documents, instruments and agreements as any Purchaser shall reasonably request.

Section 5.      Representations and Warranties of the Company.

               The Company represents and warrants to each Purchaser that the statements contained in this Section 5 are true and correct as of the date hereof, except as set forth in the Disclosure Schedule. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 5. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Company, has had in or would have a Material Adverse Effect, or is outside the ordinary course of business.

               Section 5.1.     Organization; Power and Authority. The Company is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business as a foreign limited liability company in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

               Section 5.2.     Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 5.3.      Organization and Certain Other Matters Related to Subsidiaries.

               (a)     Section 5.3 of the Disclosure Schedule contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. No shares of the capital stock or other equity securities of any Subsidiary, other than those described above, are issued and outstanding as of the Closing Date. As of the Closing there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from the Company or any of the Subsidiaries of any equity securities of any such entity. For the avoidance of doubt, the Project Partnership is not, and following the date hereof shall not be deemed to be, a Subsidiary of the Company. The Project Partnership is a Virginia general partnership, 50% of the partnership interests in which are owned by Westmoreland-Roanoke Valley, L.P., a Delaware limited partnership (“Westmoreland-RV”), and 50% of the partnership interests in which will be owned, effective upon the completion of the transactions contemplated by the Purchase Agreement, by Westmoreland — North Carolina Power, L.L.C., a Virginia limited liability company (“Westmoreland-NC”). For the avoidance of doubt, Westmoreland-RV and Westmoreland-NC are Subsidiaries of the Company.

               (b)     All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Section 5.3 of the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable, are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Section 5.3 of the Disclosure Schedule) and were issued in compliance with all applicable statutes or other rules and regulations of any Governmental Authority.

               (c)     Each Subsidiary identified in Section 5.3 of the Disclosure Schedule is a corporation, limited liability company, limited partnership, or other legal entity organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership, or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, limited liability company, limited partnership, or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact. The Project Partnership is a partnership duly formed and validly existing under the laws of the Commonwealth of Virginia and has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

               (d)     No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than in connection with this Agreement, the agreements listed on Section 5.3 of the Disclosure Schedule and customary limitations imposed by corporate law, limited liability company law, limited partnership law, or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

               (e)     The Note Documents to which each Subsidiary is party have been duly authorized by all necessary limited liability company or limited partnership action on the part of the relevant Subsidiary, and the Note Documents to which each Subsidiary is party constitute valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               Section 5.4.     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement, the Notes and the other Note Documents to which they are respectively a party and the consummation of the transactions contemplated by the Purchase Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) in respect of any property of the Company or any Subsidiary or the Project Partnership under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, agreement, agreement of limited partnership, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary or the Project Partnership is bound or by which the Company or any Subsidiary or the Project Partnership or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or the Project Partnership or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary or the Project Partnership, except, in each case, for such contraventions, breaches, defaults, Liens, conflicts and violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 5.5.     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any other Credit Party of this Agreement, the Notes or the other Note Documents, except for such consents, approvals, and authorizations, or registrations, filings or declarations, that have been made or obtained or the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 5.6.       Litigation; Observance of Agreements, Statutes and Orders.

               (a)     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or the Project Partnership or any property of the Company or any Subsidiary or the Project Partnership in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) that involve the validity or enforceability of this Agreement or the Notes or (ii) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (b)     Neither the Company nor any Subsidiary nor the Project Partnership is in default under any term of any covenant, agreement or instrument of or affecting such Person or any of its property, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (c)     Concurrently with the Closing, the Project Partnership and Dominion Virginia Power have caused a proposed order, signed by counsel for both the Project Partnership and Dominion Virginia Power on behalf of their respective clients, to be submitted to the appropriate courts of the Commonwealth of Virginia, which proposed order provides for the dismissal with prejudice, by consent of the litigants, of litigation initiated by Dominion Virginia Power against the Project Partnership.

               Section 5.7.     Taxes. The Company and its Subsidiaries and the Project Partnership have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries or the Project Partnership for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary and the Project Partnership have been made for all open years, and for its current fiscal period.

               Section 5.8.     Title to Property. The Company and each of its Subsidiaries and the Project Partnership is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) that individually or in the aggregate are Material and that are purported or reported to be owned or leased (as the case may be) by such Person, in each case free and clear of Liens other than Permitted Liens.

               Section 5.9.       Licenses, Permits, Etc.

               (a)     The Company and its Subsidiaries and the Project Partnership own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material.

               (b)     To the knowledge of the Company, no product of the Company or any of its Subsidiaries or the Project Partnership infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, where such infringement could reasonably be expected to have a Material Adverse Effect.

               (c)     To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries or the Project Partnership with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, where such violation could reasonably be expected to have a Material Adverse Effect.

               Section 5.10.       Compliance with ERISA.

               (a)     The Company and each ERISA Affiliate have operated and administered each Plan in compliance in all material respects with all applicable laws. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA) that could reasonably be expected to have a Material Adverse Effect. No event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate, or in the imposition of any Lien (other than a Permitted Lien) on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not reasonably be expected to have a Material Adverse Effect.

               (b)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that could reasonably be expected to have a Material Adverse Effect.

               (c)     The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

               (d)     The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.10(d) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

               Section 5.11.     Private Offering by the Company and the Subsidiaries. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that could subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

               Section 5.12.     Use of Proceeds; Margin Regulations. The Company will concurrently with the occurrence of the Closing apply the proceeds of the sale of the Notes to acquire the interest of LG&E Roanoke Valley L.P. in the Project Partnership, to acquire the assets of LG&E Power Services LLC (including the O&M Agreements described in clause (i) through (v) of the definition of O&M Agreements) and to pay expenses related to the foregoing. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

               Section 5.13.     Existing Indebtedness. The Company and its Subsidiaries and the Project Partnership do not have any Indebtedness other than Permitted Indebtedness.

               Section 5.14.       Foreign Assets Control Regulations, Etc.

               (a)     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof for the purposes described in Section 5.12 will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

               (b)     Neither the Company nor any Subsidiary nor the Project Partnership (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions, or is otherwise knowingly associated, with any such Person. Neither the Company nor any Subsidiary is or will be in violation of the USA Patriot Act.

               (c)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

               Section 5.15.     Status under Certain Statutes. Neither the Company nor any Subsidiary nor the Project Partnership is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended. Neither the Company nor any of its Subsidiaries nor the Project Partnership is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

               Section 5.16.       Environmental Matters.

               (a)     Neither the Company nor any Subsidiary nor the Project Partnership has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or the Project Partnership or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment, any liability for investigation or remediation under any Environmental Laws, or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to have a Material Adverse Effect.

               (b)     Neither the Company nor any Subsidiary nor the Project Partnership has knowledge of any facts which could give rise to any claim, public or private, of violation of Environmental Laws, liability for investigation or remediation under any Environmental Laws, or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to have a Material Adverse Effect.

               (c)     Neither the Company nor any Subsidiary nor the Project Partnership has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to or reasonably likely to give rise to liability for investigation or remediation under any Environmental Laws, in each case in any manner that could reasonably be expected to have a Material Adverse Effect.

               (d)     All operations of the Company, any Subsidiary or the Project Partnership are, and during the previous five years have been, in compliance with applicable Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

               Section 5.17.     Financial Statements of the Project Partnership. The Company has delivered to each Purchaser copies of the financial statements of the Project Partnership listed on Section 5.17 of the Disclosure Schedule (the “Delivered Financial Statements”). All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Project Partnership as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Since December 31, 2005, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of the Project Partnership.

               Section 5.18.     Financial Projections of the Project Partnership. The Company has previously delivered to the Purchasers financial projections of the Project Partnership for the period from 2006 through 2010 that were prepared by the Company’s management (the “Financial Projections”). The Financial Projections represent a reasonable range of possible results in light of the history of the Project Partnership’s business and operations and present and foreseeable conditions (including the contracts to which the Project Partnership is party), and the Company represents that the same were prepared on the basis of information and estimates the Company believes to be reasonable.

               Section 5.19.     No Default or Event of Default under the Credit Agreement. No “Default” or “Event of Default” (as those terms are defined in the Credit Agreement) exists under the Credit Agreement.

               Section 5.20.     Broker’s Fees. Except with respect to the placement fee payable to CRT Capital LLC, which shall be paid by, and be the sole responsibility of, the Company, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Company hereby agrees to indemnify the Purchasers against, and agree that they will hold the Purchasers harmless from, any claim, demand, or liability for any broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.

               Section 5.21.     Solvency. The Company, its Subsidiaries and the Project Partnership taken as a whole are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.

               Section 5.22.     Affiliate Transactions. Neither the Company nor any of its Subsidiaries nor the Project Partnership is a party to any contracts or agreements with any of its Affiliates on terms and conditions which, when entered into, were less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.

               Section 5.23.      No Default. No Default or Event of Default has occurred and is continuing.

               Section 5.24.     Insurance. The insurance coverage of the Company, its Subsidiaries, and the Project Partnership is customary for entities of similar size engaged in similar lines of business.

               Section 5.25.     Full Disclosure. The written information and written statements furnished by the Company in connection with the negotiation of this Agreement does not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances existing at the time such information or statements was furnished.

Section 6.      Representations of the Purchasers.

               Section 6.1.     Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

               Section 6.2.     Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

               (a)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

               (b)     the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

               (c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (d)     the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

               (e)     the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

               (f)     the Source is a governmental plan; or

               (g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

               (h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

               Section 6.3.     Accredited Investor. Each Purchaser severally represents that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 7.      Information as to Company.

               Section 7.1.       Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

               (a)     Financial Information about the Project Partnership — the same unaudited quarterly and audited annual financial information regarding the Project Partnership that it provides the Lenders under the Credit Agreement at the same time that it provides that information to the Lenders.

               (b)     Financial Information about the Company —

(i) within 50 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income, changes in members’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and

(ii) within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and consolidated statements of income, changes in members’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to annual financial statements generally. The financial statements provided pursuant to this Section 7.1(b) are not required to be audited; provided, however, that if at any time, the holders are not being provided with audited annual statements of the Partnership pursuant to Section 7.1(a) above, then the annual financial statements provided pursuant to this Section 7.1(b)(ii) shall be audited by independent public accountants of recognized national standing in accordance with the requirements set forth in the Credit Agreement as in effect on the date hereof.

               (c)      Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), (ii) the existence of a “Default” or “Event of Default” under the Credit Agreement, and (iii) the existence of a default or allegation of a default by a counterparty with respect to any of the O&M Agreements, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

               (d)      ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan, in each case, that could reasonably be expected to have a Material Adverse Effect; or

(iii) any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien (other than a Permitted Lien) on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

               (e)      Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary or the Project Partnership from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

               (f)      Requested Information — with reasonable promptness, such other data and information relating to the business, operations, financial condition, or properties of the Company, any of its Subsidiaries, any Credit Party or the Project Partnership or relating to the ability of the Company or any Credit Party to perform its obligations hereunder and under the Notes and the other Note Documents as from time to time may be reasonably requested by any such holder of Notes.

               Section 7.2.     Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) and (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth a statement that such Senior Financial Officer has reviewed the relevant terms hereof and no condition or event that constitutes a Default or an Event of Default exists or, if any such condition or event exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

               Section 7.3.     Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

               (a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and no more than twice in any twelve-month period, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries, any other Credit Party and the Project Partnership with the Company’s officers, and (with the consent of the Compay, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

               (b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, any other Credit Party and the Project Partnership, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries, any Credit Party and the Project Partnership), all at such times and as often as may be reasonably requested.

Section 8.      Payment and Prepayment of the Notes.

               Section 8.1.     Maturity. The entire unpaid principal balance of the Notes shall be due and payable on the first anniversary of the date hereof; provided, however, that if, on or prior to the Business Day that is ten Business Days prior to the first anniversary of the date hereof, the Company gives each Purchaser written notice of its election to extend the maturity of the Notes (such notice, a “Notice of Extension”), then, if no Default or Event of Default shall have occurred and be continuing, the entire unpaid principal balance of the Notes shall be due and payable on the fourth anniversary of the date hereof. The date on which the Notes are due and payable, whether the first or fourth anniversary of the date hereof, is referred to hereafter as the “Maturity Date.”

               Section 8.2.      Mandatory Prepayments.

(a) Initial Scheduled Payment. The Company shall prepay $4,300,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of any make-whole amount, premium or penalty of any kind, on February 5, 2007.

               (b)      Additional Scheduled Payments if the Company gives a Notice of Extension. In addition to the prepayment under Section 8.2(a), if the Company gives a Notice of Extension, then:

(i) on August 5, 2007 and on each February 5 and August 5 thereafter to and including February 5, 2010 (each such date, a “Scheduled Payment Date”), the Company shall prepay the principal amount indicated opposite such date on Schedule 8.2(b) (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of any make-whole amount, premium or penalty of any kind; and

(ii) on each Scheduled Payment Date, the Company shall apply the full amount of any Surplus Project Distribution to prepay the Notes as hereinafter provided. Prepayments pursuant to this clause (ii) shall reduce the principal scheduled to be paid on the immediately following Scheduled Payment Date; provided, however, that if, through the application of Surplus Project Distributions, no principal is scheduled to be paid on the immediately following Scheduled Payment Date, then such Surplus Project Distribution shall reduce the principal scheduled to be paid on the next Scheduled Payment Date on which principal is scheduled to be paid (and has not otherwise been reduced to zero for such Scheduled Payment Date). No make-whole amount, premium or penalty of any kind shall be payable in connection with any payment pursuant to this clause (ii). For the avoidance of doubt, by way of example, and as an illustration of the parties’ intent:

(A) If the Company is scheduled to pay $4,300,000 principal and owes $750,000 interest on August 5, 2007, and if the Company receives Project Distributions of $6,000,000 on August 4, 2007, then the Company shall pay the Purchasers $6,000,000 on August 5, 2007, $5,050,000 of which amount shall be used to pay the principal and interest due on such date, and $950,000 of which shall be used to prepay the principal payment scheduled for February 5, 2008, reducing the amount of principal scheduled to be paid on February 5, 2008 to $3,350,000.

(B) If, through the application of Surplus Project Distributions, the Company is scheduled to pay $0 principal on August 5, 2008 and $0 principal on February 5, 2009, and if the Company owes $320,000 interest on August 5, 2008 and receives Project Distributions of $4,000,000 on August 4, 2008, then the Company shall pay the Purchaser $4,000,000 on August 5, 2008, $320,000 of which shall be used to pay the interest due on such date, and $3,680,000 of which shall be used to prepay the principal payment scheduled for August 5, 2009, reducing the amount of principal scheduled to be paid on August 5, 2009 to $620,000.

For purposes of this Agreement, the term “Project Distribution” means the aggregate cash amount actually received by the Company from WEI-Roanoke Valley, Inc., Westmoreland-Roanoke Valley, L.P. and Westmoreland — North Carolina Power, L.L.C. that such entities received in respect of their ownership interests in the Project Partnership, and which has actually been distributed to the Company by such entities. The term “Surplus Project Distribution” means the amount of any Project Distribution received by the Company on or prior to a Scheduled Payment Date (but on or after the immediately preceding Scheduled Payment Date), less the amount of any principal and interest that is scheduled to be paid on such Scheduled Payment Date.

               Section 8.3.     Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $500,000, or such lesser principal amount as is then outstanding, at 100% of the principal amount so prepaid plus all accrued but unpaid interest on such principal amount being prepaid. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.3 not less than 10 Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date of prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Under no circumstances shall the Company be required to pay any make-whole amount, premium or penalty of any kind in connection with any such optional prepayment.

               Section 8.4.     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes (other than a mandatory prepayment in accordance with Section 8.2), the principal amount of the Notes to be prepaid (i) shall be credited against the principal scheduled to be paid on the next Scheduled Payment Date on which principal is scheduled to be paid (and has not otherwise been reduced to zero for such Scheduled Payment Date) and (ii) shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

               Section 8.5.     Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

               Section 8.6.     Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

               Section 8.7.     Initial Interest Payment. For the avoidance of doubt, the parties agree that the Initial Interest Period (as such term is defined in the Notes) shall end on (but exclude) August 5, 2006.

Section 9.      Affirmative Covenants.

               The Company covenants that so long as any of the Notes are outstanding:

               Section 9.1.     Compliance with Law. The Company will, and will cause each of its Subsidiaries and the Project Partnership to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 9.2.     Insurance. The Company will, and will cause each of its Subsidiaries and the Project Partnership to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business, in the same or similar geographic locations, and otherwise similarly situated.

               Section 9.3.     Maintenance of Properties. The Company will, and will cause each of its Subsidiaries and the Project Partnership to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary or the Project Partnership from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               Section 9.4.     Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries and the Project Partnership to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or could reasonably be expected to become a Lien on properties or assets of the Company or any Subsidiary or the Project Partnership; provided that neither the Company nor any Subsidiary nor the Project Partnership need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary or the Project Partnership on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary or the Project Partnership, as the case may be, has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or the Project Partnership or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               Section 9.5.     Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and the Project Partnership and all rights and franchises of the Company and its Subsidiaries and the Project Partnership unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

               Section 9.6.     Books and Records. The Company will, and will cause each of its Subsidiaries and the Project Partnership to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary or the Project Partnership, as the case may be.

               Section 9.7.     Use of Proceeds. The Company will use the proceeds of the credit extended under this Agreement solely for the purposes described in, or otherwise permitted by, Section 4.9 hereof.

               Section 9.8.     Further Assurances. The Company shall, and shall cause its Subsidiaries and the Project Partnership to, upon the request of any of the holders, duly execute, and deliver, or cause to be duly executed and delivered, to such holders, such further instruments, and do and cause to be done such as further acts as such holder may reasonably request to carry out the provisions and purposes of this Agreement and the other Note Documents.

               Section 9.9.     Dismissal of Litigation. The litigation described in Section 5.11(c) will be dismissed in connection with the closing of the transactions contemplated by the Purchase Agreement.

Section 10.      Negative Covenants.

               The Company covenants that so long as any of the Notes are outstanding:

               Section 10.1.     Transactions with Affiliates. The Company will not and will not permit any Subsidiary or the Project Partnership to enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except upon terms no less favorable to the Company or such Subsidiary or the Project Partnership than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

               Section 10.2.     Merger, Consolidation, Etc. The Company will not permit the Project Partnership to consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person. The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

               (a)     the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company or such Subsidiary as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company or such Subsidiary is not itself such successor or survivor corporation or limited liability company, or in the event of any conveyance, transfer, or lease of all or substantially all of the assets of the Company or any Subsidiary as an entirety, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of its predecessor under the Note Documents to which its predecessor is party and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

               (b)     immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c)     such transactions consist of the (i) consolidation or merger of a Subsidiary (other than a Credit Party) into the Company or another Subsidiary, or result in the conveyance, transfer or lease by a Subsidiary (other than a Credit Party) to the Company or another Subsidiary or (ii) such transactions consist of the consolidation or merger of a Subsidiary that is a Credit Party into the Company or another Subsidiary that is a Credit Party, or result in the conveyance, transfer or lease by a Subsidiary that is a Credit Party to the Company or another Subsidiary that is a Credit Party.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or the other Note Documents.

               Section 10.3.      Sale or Transfer of Assets.

               (a)      The Company shall not, nor shall it permit any Subsidiary to, (i) except as provided in Section 10.2, be a party to any merger or consolidation or (ii) sell, transfer, lease or otherwise dispose of all or any part of its property, including any disposition of its property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided that so long as no Default or Event of Default exists, this Section shall not apply to prevent:

(i) the sale or lease of inventory in the ordinary course of business;

(ii) the sale, transfer, lease or other disposition of any tangible personal property that in the reasonable business judgment of the Company or any Subsidiary has become uneconomical, unnecessary, obsolete or worn out and which is disposed of in the ordinary course of business; or

(iii) other sales, transfers or disposition of any tangible personal property of the Company or any Subsidiary in an amount not to exceed $300,000 during any fiscal year of the Company.

               (b)      The Company shall not permit the Project Partnership to engage in any transaction restricted by Section 6.14(a) of the Credit Agreement as in effect on the Closing Date (without giving effect to the consent of any lenders under the Credit Agreement to any such transaction otherwise restricted).

               Section 10.4.     Liens. The Company shall not, and shall not permit the Project Partnership or any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, other than Permitted Liens.

               Section 10.5.     Indebtedness. The Company shall not, and shall not permit the Project Partnership or any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness of the Company, the Project Partnership or such Subsidiaries, other than Permitted Indebtedness. In addition to the foregoing, the Company shall not permit the Project Partnership to create, incur or assume any Indebtedness of the type described in clause (iii) of Section 6.13(a) of the Credit Agreement, as in effect on the date hereof, without the consent of the holders of more than 50% of the aggregate principal amount of the Notes outstanding at the time of such creation, incurrence or assumption. In addition, the Company shall not permit the Project Partnership to refinance or replace Indebtedness of the Project Partnership under the Credit Agreement or Loan Instruments (as defined in the Credit Agreement as in effect on the date hereof) (i) if such refinancing or replacement would increase the principal amount of such Indebtedness or could reasonably be expected to result in a reduction in distributions from the Project Partnership and (ii) unless the holders receive at least 30 days advance written notice before the comsummation of such refinancing or replacement Indebtedness.

               Section 10.6.     Restricted Payments. From and after August 31, 2006, the Company shall not and shall not permit any Subsidiary or the Project Partnership to: declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value, directly or indirectly, any of its membership interests or partnership interests or capital stock now or hereafter outstanding, or make any distribution of assets to its member, partners or stockholders as such; or make any other distribution by reduction of capital or otherwise in respect of any membership interests, partnership interests or shares of its capital stock, except that, so long as no Default or Event of Default is continuing, (i) the Company (1) may declare and deliver dividends and make distributions payable solely in membership interests of the Company or necessary to pay taxes related to the income of the Company attributable to members of the Company; (2) may distribute to the Parent amounts received in respect of a Subsidiary’s ownership interest in the Fort Lupton independent power project, but such distributions shall not exceed $250,000 per year; and (3) may purchase or otherwise acquire its membership interests by exchange for or out of the proceeds received from a substantially concurrent issue of new membership interests in the Company; and (ii) the Subsidiaries may declare and deliver dividends and make distributions to their immediate parent entities, partners, or members to the extent not prohibited by applicable law; and (iii) the Project Partnership may make distributions to Westmoreland-RV, Westmoreland-NC and WEI-Roanoke Valley, Inc. and such entities may make Project Distributions.

               Section 10.7.     No Amendments to Governing Documents. Neither the Company nor any Subsidiary nor the Project Partnership shall cause or permit any of their Governing Documents to be modified, amended or supplemented in any respect whatever except that any Subsidiary other than a Credit Party may modify its Governing Documents if such modification could not reasonably be expected to result in a Material Adverse Effect.

               Section 10.8.      Changes in Fiscal Year. The fiscal year of the Company and its Subsidiaries and the Project Partnership ends on December 31 of each year; and the Company shall not, nor shall it permit any Subsidiary or the Project Partnership, to change the fiscal year from its present basis except to make a new Subsidiary conform to the Company’s fiscal year.

               Section 10.9.      No Restrictions. Except as required by the Credit Agreement with respect to the Project Partnership only, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Company or any other Subsidiary, (b) pay any indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, (d) transfer any of its Property to the Company or any other Subsidiary or (e) guarantee the Obligations.

               Section 10.10.     Permitted Investments. The Company shall not, nor shall it permit any Subsidiary or the Project Partnership to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business), any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof other than Permitted Investments.

Section 11.      Events of Default.

               An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

               (a)     the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b)     the Company or any other Credit Party defaults in the payment of any interest on any Note or any other Obligation for more than five Business Days after the same becomes due and payable; or

               (c)     the Company defaults in the performance of or compliance with any term contained in Section 7.1(c); or

               (d)     the Parent, the Company or any other Credit Party defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or any other Note Documents and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receives written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

               (e)     any representation or warranty made in writing by or on behalf of the Parent, the Company, the Project Partnership, any Credit Party or any Subsidiary or by any officer of the Parent, the Company, the Project Partnership, any Credit Party or any Subsidiary in this Agreement, any other Note Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (f)     an “Event of Default” (as such term is defined in the Credit Agreement) exists under the Credit Agreement as in effect on the date of this Agreement; or

               (g)     the Parent, the Company, the Project Partnership, any Credit Party or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (v) is adjudicated as insolvent or to be liquidated; or

               (h)     a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Company, the Project Partnership, any Credit Party or any of their respective Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Company or any of its Subsidiaries, or any such petition shall be filed against the Parent, the Company, the Project Partnership, any Credit Party, or any of their respective Subsidiaries and such petition shall not be dismissed within 60 days, or an order for relief is otherwise entered against the Parent, the Company, the Project Partnership, any Credit Party or any of their respective Subsidiaries under any bankruptcy or insolvency laws; or

               (i)     default shall occur under any Indebtedness aggregating $2,000,000 or more issued, assumed or guaranteed by the Company, any Credit Party, the Project Partnership or any Subsidiary or under any indenture, agreement or other instrument under which the same may be issued and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated) or any interest on any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise) and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of the principal amount thereof, or any principal amount of any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise); or

               (j)     a Change of Control shall occur; or

               (k)     the Parent shall fail to comply with any material provision of the Warrants; or

               (l)     any of the O&M Agreements shall be terminated for cause by a party other than WPO or WUO; or

               (m)     any material provision of this Agreement, the Notes or any other Note Document affecting the ability of the Company or any other Credit Party to perform its obligations hereunder or thereunder shall cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, unless, within 30 days following the date such provision ceases to be in full force and effect, or unless within 30 days after such provision is declared to be null and void, the parties hereto agree to alternate arrangements reasonably satisfactory to the parties that achieve the practical realization of the effect sought to be achieved by the provision that has ceased to be in full force and effect or that has been declared null and void; or

               (n)     a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against one or more of the Company and its Subsidiaries or the Project Partnership or any Credit Party and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

               (o)     if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (iv) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(o), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.      Remedies on Default, Etc.

               Section 12.1.       Acceleration.

               (a)     If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b)     If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (c)     If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               (d)     Upon the occurrence and during the continuance of an Event of Default, the Notes shall bear interest at the Default Rate.

               Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

               Section 12.2.     Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holders of Notes having at such time an outstanding principal amount in excess of 50% of the aggregate outstanding principal amount, or the holders of any Note with the written consent of the holder of more than 50% in principal amount of the Notes at the time outstanding, may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               Section 12.3.     Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

               Section 12.4.      No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.      Registration; Exchange; Substitution of Notes.

               Section 13.1.     Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

               Section 13.2.      Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $3,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $3,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

               Section 13.3.     Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b)     in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.      Payments on Notes.

               Section 14.1.     Place of Payment. Subject to Section 14.2, payments of principal, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the initial Purchaser in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

               Section 14.2.      Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.      Expenses, Etc.

               Section 15.1.     Enforcement Expenses. The Company will pay (a) the reasonable and documented costs and expenses of the holders in connection with the administration of this Agreement, the Notes and the other Note Documents, normal postclosing activities associated with the Closing (including filings related to Liens under the Security Documents) or the negotiation, execution and preparation of any amendment, waiver or other modification (including reasonable fees and expenses of counsel), and a special counsel and, if reasonably required by the Required Holders, local or other counsel incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Note Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the reasonable and documented costs and expenses of a special counsel and, if reasonably required by the Required Holders, local or other counsel incurred in connection with any Default or Event of Default, or the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the other Note Documents. The Company agrees to indemnify and save the holders of the Notes and any officer, director, partner, member or agent of any such holder, harmless from any and all liabilities, losses, costs and expenses (collectively, “indemnified liabilities”) incurred by any such Person in connection with any breach of any representation or warranty or covenant by the Company or any Subsidiary, or any action, suit or proceeding brought against any holder or any such Person which arises out of the Note Documents, the transactions contemplated or financed hereby or out of any action or inaction by any holder of any Note hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified as finally determined by a court of competent jurisdiction.

               Section 15.2.     Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement, the Notes, or any other Note Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

               Section 15.3.     Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.      Survival of Representations and Warranties; Entire Agreement.

               All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.      Amendment and Waiver.

               Section 17.1.     Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

               Section 17.2.       Solicitation of Holders of Notes.

               (a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

               (b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

               Section 17.3.     Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

               Section 17.4.     Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.      Notices.

               All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, the Parent or any Credit Party, to such Person care of the Company to the attention of the President of the Company, at 2 North Cascade Avenue, 14th Floor, Colorado Springs CO 80903, Telecopier 714-448-5825, with a copy to each of the General Counsel and the Chief Financial Officer of Westmoreland Coal Company, at 2 North Cascade Avenue, 14th Floor, Colorado Springs CO 80903, Telecopier 714-448-5824, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.      Reproduction of Documents.

               This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.      Confidential Information.

               For the purposes of this Agreement, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, or (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. The Company shall not disclose the identity of any Affiliate of any Purchaser, except as required by law, rule or regulation, by court order or judicial process, or as necessary in order to comply with its obligations to any regulatory authority or the American Stock Exchange.

Section 21.      Substitution of Purchaser.

               Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.      Issuance of Warrants; Representations, Warranties and Covenants of the Parent.

               (a)      If the Company gives a Notice of Extension, the Parent shall, within ten Business Days after the Determination Date, deliver a warrant to each of the Purchasers, each such warrant to be in the form of Exhibit D, duly executed by an authorized officer of Westmoreland Coal Company (the “Parent”), with the three blanks in the first paragraph of each such warrant completed as follows:

(i) The first blank shall contain the name of the relevant Purchaser.

(ii) The second blank shall contain the number of shares of the common stock, par value $2.50 per share (the “Common Stock”), of the Parent that are purchasable upon exercise of the warrant (the “Section 22(a) Warrant Shares”). The number of Section 22(a) Warrant Shares for each Section 22(a) Warrant shall be equal to the number of Basic Warrant Shares set forth on Schedule A opposite the name of each Purchaser (subject to adjustment to such number after the Closing Date pursuant to the provisions of the warrant as if the warrant were issued on the Closing Date).

(iii) The third blank shall contain the purchase price per share (the “Section 22(a) Purchase Price”) to be paid by each Purchaser upon exercise of the Section 22(a) Warrant. If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system on the Business Day immediately preceding the first anniversary of the Closing (the “Determination Date”), then the Section 22(a) Purchase Price for each Section 22(a) Warrant shall be equal to 115% of the last reported sales price of the Common Stock thereon on the Determination Date. If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system on the Determination Date, then the Section 22(a) Purchase Price for each Section 22(a) Warrant shall be equal to 115% of the fair market value of a share of Common Stock on the Determination Date, as determined in good faith by the Board of Directors of the Parent.

A warrant issued pursuant to this Section 22(a) is referred to below as a “Section 22(a) Warrant”. At the time the Parent delivers a Section 22(a) Warrant to a Purchaser, the Parent shall also perform such acts related to the Section 22(a) Warrant as any Purchaser may reasonably request and shall deliver to such Purchaser (x) an opinion of counsel, which may be the General Counsel of the Parent, in reasonable and appropriate form, and (y) such other certificates and instruments as are customarily furnished by an issuer to a purchaser in connection with the issuance of a warrant, as any Purchaser may reasonably request.

               (b)      If the Company gives a Notice of Extension, then the Parent shall use its best efforts to register the Warrants and the Warrant Shares under the Securities Act as soon as practicable.

               (c)      If the SEC has not, within 90 days after the first anniversary of the Closing Date, declared effective under the Securities Act a registration statement covering the Section 22(a) Warrants and the Section 22(a) Warrant Shares as provided above, then each Purchaser shall surrender to the Parent the Section 22(a) Warrants issued to it, and upon surrender thereof, the Parent shall issue to such Purchaser a replacement warrant (a “Section 22(c) Warrant”), each such warrant to be in the form of Exhibit D, duly executed by an authorized officer of the Parent, with the three blanks in the first paragraph of each such warrant completed as follows:

(i) The first blank shall contain the name of the relevant Purchaser.

(ii) The second blank shall contain the number of shares of the Common Stock of the Parent that are purchasable upon exercise of the warrant (the “Section 22(c) Warrant Shares”). The number of Section 22(c) Warrant Shares for each Section 22(c) Warrant shall be equal to 110% of the number of Basic Warrant Shares set forth on Schedule A opposite the name of each Purchaser (subject to adjustment to such number after the Closing Date pursuant to the provisions of the warrant as if the warrant were issued on the Closing Date).

(iii) The third blank shall contain the purchase price per share (the “Section 22(c) Purchase Price”) to be paid by each Purchaser upon exercise of the Section 22(c) Warrant. If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system on the Determination Date, then the Section 22(c)Purchase Price for each Section 22(c) Warrant shall be equal to 100% of the last reported sales price of the Common Stock thereon on the Determination Date. If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system on the Determination Date, then the Section 22(c) Purchase Price for each Section 22(c) Warrant shall be equal to 100% of the fair market value of a share of Common Stock on the Determination Date, as determined in good faith by the Board of Directors of the Parent.

Upon surrender of the Section 22(a) Warrants to the Parent pursuant to this Section 22(c), the Parent shall cancel and destroy the Section 22(a) Warrants. At the time the Parent delivers a Section 22(c) Warrant to a Purchaser, the Parent shall also perform such acts related to the Section 22(c) Warrant as any Purchaser may reasonably request and shall deliver to such Purchaser (x) an opinion of counsel, which may be the General Counsel of the Parent, in reasonable and appropriate form, and (y) such other certificates and instruments as are customarily furnished by an issuer to a purchaser in connection with the issuance of a warrant, as any Purchaser may reasonably request.

               (d) If the Section 22(c) Warrants and the Section 22(c) Warrant Shares have not been registered under the Securities Act as provided above prior to the date that is 180 days after the first anniversary of the Closing, then on such date the Company shall pay to each Purchaser who purchased Notes on the Closing Date (an “Initial Purchaser”) a fee equal to 1% of the outstanding principal amount of the Notes held by such Initial Purchaser or any transferee of such Initial Purchaser on the first anniversary of the Closing.

               (e)      The parties acknowledge and agree that the number of shares subject to any Warrant, and the purchase price for any Warrant, are subject to adjustment pursuant to the terms of the Warrant and the number of Warrant Shares on the date of issuance of the Warrants shall reflect events occurring on and after the Closing Date and prior to the date of the issuance of the Warrants as if the Warrants were issued on the Closing Date.

               (f)      Notwithstanding any transfer or assignment of Notes between the date hereof and the first anniversary of the Closing, Warrants shall be issued only to the Initial Purchasers. Nothing in this Section 22 shall be deemed to limit any Purchaser’s ability to transfer any Warrant so received following its receipt thereof; provided, however, that the Initial Purchasers agree that they may only transfer Warrants in compliance with all applicable Federal and State securities laws and pursuant to Section 5 of each such Warrant.

               (g)      The Parent represents and warrants to each Purchaser as follows:

(i) The Parent is a corporation organized, validly existing and in good standing under the laws of the State of Delaware. The Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Warrants and to perform the provisions hereof and thereof.

(ii) This Agreement and the Warrants have been duly authorized by all necessary corporate action on the part of the Parent, and this Agreement constitutes, and upon execution and delivery thereof each Warrant will constitute, a valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) The execution, delivery and performance by the Parent of this Agreement and the Warrants will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) in respect of any property of the Parent under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, agreement, corporate charter or by-laws, or any other agreement or instrument to which the Parent is bound or by which the Parent or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, except, in each case, for such contraventions, breaches, defaults, Liens, conflicts and violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Parent.

               (h)      The Parent covenants as follows:

(i) The Parent agrees that it shall, upon the request of any of the holders, duly execute, and deliver, or cause to be duly executed and delivered, to such holders, such further instruments, and do and cause to be done such further acts as such holder may reasonably request to carry out the provisions and purposes of this Agreement and the other Note Documents.

(ii) The Parent agrees that so long as any Note is outstanding, it will cause any contracts for the operation and maintenance of independent power projects entered into by any of its Subsidiaries to be entered into by Westmoreland Power Operations, LLC, a Virginia limited liability company (“WPO”) or Westmoreland Utility Operations, LLC, a Virginia limited liability company (“WUO”).

(iii) Concurrently with the closing of the transactions contemplated by the Purchase Agreements, the O&M Agreements described in clause (i) through (v) of the definition of O&M Agreements shall be assigned to WPO and WUO without the need for any consent or approval from any other Person other than such consents or approvals as shall have been obtained.

Section 23.      Miscellaneous.

               Section 23.1.      Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not.

               Section 23.2.      Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

               Section 23.3.      Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

               Section 23.4.      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 23.5.      Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each holder of any Note is hereby authorized by the Company and each Credit Party at any time or from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Purchaser or that subsequent holder to or for the credit or the account of the Company or such Credit Party, whether or not matured, against and on account of the obligations of the Company or such Credit Party to that Purchaser or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not that Purchaser or that subsequent holder shall have made any demand hereunder. Each holder of a Note agrees to promptly notify the Company after each application of such set-off; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application of proceeds.

Section 23.6.      Construction, etc.

               (a)     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

               (b)     Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

               (c)     The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

               (d)     Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

               (e)     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (f)     Any reference herein to a Section or clause shall be deemed to refer to a Section or clause of this Agreement, unless the context indicates otherwise.

               (g)     All references to “$,” “Dollars,” or “US$” are to the currency of the United States of America.

               (h)     The words “include,” “includes,” and “including” are not limiting and are deemed to be followed by the words “without limitation” whether or not in fact followed by such words or words of like import.

               (i)     The conjunction “or” shall be interpreted in its inclusive sense, as “and/or.”

               (j)     For the avoidance of doubt, all Schedules, including the Disclosure Schedule, and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 23.7.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.8.      Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.9.      Jurisdiction and Process; Waiver of Jury Trial.

               (a)     The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

               (b)     The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.9(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

               (c)     Nothing in this Section 23.9 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

               (d)     THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

[Signature page follows]

               If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

WESTMORELAND ENERGY LLC

By:	/s/ Roger D. Wiegley Name: Roger D. Wiegley Title: General Counsel and Secretary

With respect to Section 22 hereof:

WESTMORELAND COAL COMPANY

By:	/s/ Roger D. Wiegley Name: Roger D. Wiegley Title: General Counsel and Secretary

This Agreement is hereby
accepted and agreed to as
of the date thereof.

SOF INVESTMENTS, L.P.

By:	/s/ Marc R. Lisker Name: Marc R. Lisker Title: General Counsel

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

A-1

SCHEDULE B

DEFINED TERMS

               As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

               “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the Company or any Subsidiary or any limited liability company, partnership, corporation or other entity of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

               “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

               “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized by law to be closed.

               “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

               “Change of Control” means (i) the Parent shall for any reason not have legal and beneficial ownership of all of the issued and outstanding capital stock of the Company or Westmoreland Power, or (ii) the Company shall for any reason, through one or more subsidiaries, not have legal and beneficial ownership of all of the issued and outstanding ownership interests in the Project Partnership or (iii) Westmoreland Power shall for any reason not have legal and beneficial ownership of all of the issued and outstanding capital stock of WUO or WPO.

               “Closing” is defined in Section 3.

               “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

               “Common Stock” is defined in Section 22.

               “Company” means Westmoreland Energy, LLC, a Delaware limited liability company, or any successor that becomes such in the manner prescribed in Section 10.2.

               “Confidential Information” is defined in Section 20.

               “Credit Agreement” means the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993, as amended by Amendment No. 1 dated as of November 4, 1994, Amendment No. 2 dated as of December 30, 1994, Amendment No. 3 dated as of January 31, 1995, Amendment No. 4 dated as of October 19, 1995, Amendment No. 5 dated as of December 15, 1996, Amendment No. 5 dated as of August 23, 2000, Amendment No. 6 dated as of November 21, 2000, Amendment No. 7 dated as of November 15, 2001, Amendment No. 8 dated as of November 28, 2001, Amendment No. 9 dated as of March 1, 2002 and Amendment No. 10 dated as of April 8, 2003 among Borrower, the Lenders, the Institutional Lenders, the Issuing Bank, the Bond L/C Issuing Bank, the Co-Agents and Agent (each, as defined therein) and the letter agreement, dated July 20, 1999, from Credit Suisse First Boston, as Agent, as Issuing Bank, as Co-Agent and as Securities Intermediary, and acknowledged and agreed to by the Borrower, the Lenders, the Institutional Lenders and the Institutional Agent.

               “Credit Parties” means the Company, Westmoreland Power, WPO, WUO, Westmoreland-NC, and Westmoreland-RV.

               “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

               “Default Rate” means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of Section of Schedule 1 of the Notes.

               “Delivered Financial Statements” is defined in Section 5.17.

               “Determination Date” is defined in Section 22(a).

               “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

               “Event of Default” is defined in Section 11.

               “Financial Projections” is defined in Section 5.18.

               “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

               “Governmental Authority” means

               (a)     the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

               (b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

               “Governing Documents” means, as to any Person, the articles or certificate of incorporation, limited liability agreement, operating agreement, limited or general partnership agreement, by-laws or other analogous organizational documents of such Person.

               “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (c)     to purchase such indebtedness or obligation or any property constituting security therefor;

               (d)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (e)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (f)     otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

               “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

               “holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

               “Indebtedness” with respect to any Person means, at any time, without duplication,

               (g)     its liabilities for borrowed money;

               (h)     its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (i)     (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

               (j)     its redemption obligations in respect of mandatorily redeemable Preferred Stock;

               (k)     all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

               (l)     any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

               “Initial Purchaser” is defined in Section 22(d).

               “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 50% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

               “Lenders” has the meaning specified in the Credit Agreement.

               “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements), or any other type of preferential arrangement that has the practical effect of creating a security interest, upon or with respect to any property or asset of such Person.

               “Material” means material in relation to the financial condition, operations, business, or properties of the Company and its Subsidiaries taken as a whole.

               “Material Adverse Effect” means a material adverse change in, or material adverse effect upon (a) the operations, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any of its Subsidiaries to perform its obligations under this Agreement, the Notes and the other Note Documents, or (c) the legality, validity, binding effect, or enforceability of this Agreement, the Notes or the other Note Documents or the rights and remedies of the Purchasers hereunder and under the Note Documents.

               “Maturity Date” is defined in Section 8.1.

               “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

               “NAIC” means the National Association of Insurance Commissioners or any successor thereto.

               “Notice of Extension” is defined in Section 8.1.

               “Notes” is defined in Section 1.

               “Note Documents” is defined in Section 4.11.

               “Obligations” means the principal of and interest on the Notes, and all other indebtedness and obligations of the Company or any other Credit Party under this Agreement, the Notes and the other Note Documents, and the performance of and compliance with the terms of this Agreement, the Notes and the other Note Documents by the Company or any other Credit Party, whether direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

               “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

               “O&M Agreements” means, collectively, (i) the Facility Operating Agreement, dated as of November 22, 2000, between Virginia Electric and Power Company (“VEPCO”) and LG&E Power Services LLC, a Delaware limited liability company (“LPS” as predecessor in interest to WPO and WUO (by assignment to, and assumption by, respectively) immediately following the Closing) with respect to VEPCO’s power production facility located in or near Southampton, Virginia; (ii) the Facility Operating Agreement, dated as of November 22, 2000, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Altavista, Virginia; (iii) the Facility Operating Agreement, dated as of November 22, 2000, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Hopewell, Virginia, as amended pursuant to Amendment No. 1 dated March 4, 2002; (iv) the Operations and Maintenance Agreement, dated as of April 19, 2004, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Gordonsville, Virginia; and (v) the Amended and Restated Facility Operating Agreement, dated as of December 1, 1993, between the Project Partnership and LPS (as successor in interest in UC Operating Services) and (vi) any other contracts for the operation and maintenance of independent power projects entered into by WPO or WUO.

               “Parent” is defined in Section 22.

               “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

               “Permitted Indebtedness” means:

                               (a)     Indebtedness under this Agreement and the Notes;

                               (b)     (i) Indebtedness of the Project Partnership under the Credit Agreement as in effect on the date hereof, less any principal payments thereunder, and (ii) Indebtedness of the Project Partnership under letters of credit in effect on the date hereof, together with replacements thereof in an amount not to exceed the amount in effect on the date hereof;

                               (c)     Indebtedness reflected on the Delivered Financial Statements (including any extensions or renewals thereof that do not increase the principal amount thereof or otherwise materially change the terms of such existing Indebtedness);

                               (d)     Indebtedness of (i) any of the Company, Westmoreland-NC, and Westmoreland-RV to the Company, Westmoreland-NC, and Westmoreland-RV, (ii) the Project Partnership to the Company in an amount not to exceed $500,000, or (iii) any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;

                               (e)     Indebtedness secured by Permitted Liens;

                               (f)     Indebtedness with respect to surety bonds, deposits or reclamation or other bonds incurred in the ordinary course of business; and

                               (g)     In the case of the Project Partnership, “Debt” (as that term is defined in the Credit Agreement) that the Project Partnership is permitted to incur pursuant to Section 6.13(a)(iv) and (v) of the Credit Agreement as in effect on the date hereof.

               “Permitted Investments” means:

                               (a)     investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                               (b)     investments in commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;

                               (c)     investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), and (b) above;

                               (d)     the investments of the Company and its Subsidiaries in existence on the Closing Date as set forth on the Disclosure Schedule; investments made from time to time by the Company or any Subsidiary in the Company, Westmoreland-NC, or Westmoreland-RV, and investments made from time to time by a Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

                               (e)    transactions between the Company and WUO or WPO;

                               (f)     in the case of the Project Partnership, “Permitted Investments” (as that term is defined in the Credit Agreement as in effect on the date hereof);

                               (g)     other investments, loans, and advances in addition to those otherwise permitted by this Section in an amount not to exceed $250,000 in the aggregate at any one time outstanding;

                               (h)     investments in the ordinary course of business in deposit accounts with any United States commercial bank having capital and surplus of not less than $100,000,000;

                               (i)     investments in securities of trade creditors or customers in connection with a bankruptcy of such trade creditors or customers; and

                               (j)     investments in pledges, deposits and payment or performance bonds made or given in the ordinary course of business, required to be made pursuant to applicable law, in connection with or to secure obligations under applicable law, including Environmental Law.

               “Permitted Liens” means:

                               (a)     Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                               (b)     Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs (exclusive, however, of Liens arising under ERISA);

                               (c)     Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords or deposits in favor of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                               (d)     Good-faith pledges or deposits made, or bonds given, in the ordinary course of business to secure performance of bids, tenders, contracts (including any reclamation bond funds) (other than for the repayment of borrowed money) or leases or other ordinary course obligations, not in excess of the aggregate amount due or which may become due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                               (e)     Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                               (f)     Liens in favor of the Purchasers;

                               (g)     Liens to secure Indebtedness permitted to be incurred by clause (b) of the definition of Permitted Indebtedness;

                               (h)     Liens specified on Section 5.3 of the Disclosure Schedule;

                               (i)     Liens in respect of judgments which judgments do not constitute an Event of Default;

                               (j)     in the case of the Project Partnership, Liens in effect on the date hereof with respect to Indebtedness permitted by clause (c) of the definition of Permitted Indebtedness;

                               (k)     In the case of the Project Partnership, “Permitted Liens” (as that term is defined in the Credit Agreement as in effect on the date hereof) of the categories described in Section 6.12(b), (c), (d), (e) and (f) of the Credit Agreement as in effect on the date hereof; and

                               (l)     The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and they do not, in the aggregate, materially impair the ability of the Company to perform its Obligations hereunder:

                                               (1)     Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Company maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                               (2)     Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and

                                               (3)     Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

               “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

               “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

               “Preferred Stock” means any class of capital stock (or other equity interests) of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

               “Project Distribution” is defined in Section 8.2(b).

               “Project Partnership” means Westmoreland-LG&E Partners, a Virginia partnership that owns the Roanoke Valley independent power project.

               “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate, including rights under contracts and the O&M Agreements.

               “PTE” is defined in Section 6.2(a).

               “Purchase Agreement” means the Purchase Agreement dated as of June 23, 2006, by and between LG&E Roanoke Valley, L.P., a California limited partnership and LG&E Power Services LLC, a Delaware limited liability company and the Parent.

               “Purchaser” is defined in the first paragraph of this Agreement.

               “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

               “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

               “Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

               “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

               “Scheduled Payment Date” is defined in Section 8.2(b)(i).

               “SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

               “Section 22(a) Purchase Price” is defined in Section 22(a).

               “Section 22(a) Warrant” is defined in Section 22(a).

               “Section 22(a) Warrant Shares” is defined in Section 22(a).

               “Section 22(c) Purchase Price” is defined in Section 22(c).

               “Section 22(c) Warrant” is defined in Section 22(c).

               “Section 22(c) Warrant Shares” is defined in Section 22(c).

               “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

               “Security Documents” is defined in Section 4.11.

               “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

               “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

               “Surplus Project Distribution” is defined in Section 8.2(b).

               “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

               “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

               “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

               “Warrants” means, collectively, the Section 22(a) Warrants and any Section 22(c) Warrants. The parties acknowledge that the word “warrants”, when used as a verb without capitalization, refers to an assurance given by one Person to another.

               “Warrant Shares” means collectively the Section 22(a) Warrants and any Section 22(c) Warrants.

               “Westmoreland-NC” is defined in Section 5.3(a).

               “Westmoreland Power” means Westmoreland Power, Inc., a Delaware corporation.

               “Westmoreland-RV” is defined in Section 5.3(a).

               “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

               “WPO” is defined in Section 22(h)(ii).

               “WUO” is defined in Section 22(h)(ii).

SCHEDULE 3

WIRE TRANSFER INSTRUCTIONS

1

SCHEDULE 8.2(b)

SCHEDULED PREPAYMENTS IF THE COMPANY GIVES A NOTICE OF EXTENSION

Date	Amount
August 5, 2007	$4,300,000
February 5, 2008	$4,300,000
August 5, 2008	$4,300,000
February 5, 2009	$4,300,000
August 5, 2009	$4,300,000
February 5, 2010	$4,300,000
Maturity Date	$4,200,000

Note: The payment scheduled for February 5, 2007, is required by Section 8.2(a) and is not reflected in this table.

1

EXHIBIT A

[FORM OF NOTE]

WESTMORELAND ENERGY LLC

FLOATING RATE SENIOR NOTE

No. [_____]	[Date]

$[_____]

               FOR VALUE RECEIVED, the undersigned, WESTMORELAND ENERGY LLC, a Delaware limited liability company (herein called the “Company”), hereby promises to pay to the order of ___________________________, or registered assigns (the “Purchaser”), the principal sum of _________________________________________ and 00/100 U. S. Dollars (US$____________), or so much thereof as shall not have been prepaid, which shall be payable to the Purchaser in the amounts set forth in the Note Purchase Agreement referred to and defined below and with a final payment of the entire balance due on the Maturity Date, with interest (computed on the basis of a 360 day year of twelve 30 day months) on the unpaid principal balance thereof at a floating rate determined in accordance with Schedule 1 attached hereto, from the date hereof, payable semi-annually on February 5 and August 5 in each year, commencing August 5, 2006, or if this Note is dated after August 5, 2006, then commencing with the February 5 or August 5 next succeeding the date hereof, or such other date as set forth in the Note Purchase Agreement (as defined below)(each such date being an “Interest Payment Date”), until the principal hereof shall have become due and payable, provided that from and after the occurrence and during the continuance of an Event of Default, interest shall be payable at a rate per annum equal to the Default Rate.

               Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the principal office of the Purchaser or at such other place as the holder of this Note shall have designated by written notice to the Company as provided in the Note Purchase Agreement.

               This Note is one of a series of Floating Rate Senior Notes (herein called the “Notes” and individually the “Note”) issued pursuant to that certain Note Purchase Agreement, dated as of June 29, 2006 (as amended from time to time, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, and (ii) to have made the representations set forth in Section 6 of the Note Purchase Agreement.

               This Note is a registered note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

               This Note is secured by, and entitled to the benefits of, the Security Documents. Reference is made to the Security Documents for the terms and conditions governing the collateral security for the obligations of the Company hereunder.

               If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreement.

               This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York applicable to contracts made and to be performed in said state.

               All capitalized terms used herein shall, unless otherwise defined herein or therein, have the same meanings given to such terms in the Note Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO FLOATING RATE SENIOR NOTE]

               IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

WESTMORELAND ENERGY LLC

By:	___________________________(SEAL)
Name:
Title:

SCHEDULE 1

to

Floating Rate Senior Note

Interest Rate Provisions

1.	Definitions

        As used herein, in addition to the terms described in the Note Purchase Agreement, the following terms shall be defined as follows for purposes of this Schedule:

Adjusted LIBOR Rate means with respect to any Interest Period a rate per annum equal to the LIBOR Rate for such Interest Period plus 4.00% (four hundred basis points).

Default Rate shall have the meaning ascribed to such term in the Note Purchase Agreement.

Initial Interest Period means the period commencing on and including the date of the Closing and ending on (but excluding) August 5, 2006.

Interest Period means the Initial Interest Period and thereafter each period commencing on an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date. Notwithstanding the foregoing, if any Interest Payment Date is not a Business Day, such Interest Period shall be extended to the next day that is a Business Day and if there is no numerically corresponding date in the appropriate month, such Interest Period shall end on the last Business Day of such month.

LIBOR Rate means (i) for the Initial Interest Period, the rate which is specified as the six month LIBOR rate set forth in the table entitled “Money Rates” published in The Wall Street Journal on the date that is two Business Days prior to the date of the Closing and (ii) for each other Interest Period, the rate that is specified as the six month LIBOR rate set forth in the table entitled “Money Rates” published in The Wall Street Journal on the Reset Date.

Reset Date means, with respect to each Interest Period subsequent to the Initial Interest Period, the date which is two Business Days preceding the first day of such Interest Period.

2.	Interest Rate Computation

        The Company agrees that the following provisions shall govern the interest accruing and payable on the Notes:

        (a)    Rate. This Note shall bear interest (computed on the basis of a year of 360 days consisting of twelve 30-day months) on the unpaid principal balance thereof, from the date hereof, at a rate per annum equal to the Adjusted LIBOR Rate as in effect for the applicable Interest Period, payable in cash on each Interest Payment Date in each year, until the principal thereof shall become due and payable, provided that from and after the occurrence and during the continuance of an Event of Default, interest shall be payable at a rate per annum equal to the Default Rate.

        (b)    Payments. All payments and prepayments to be made in respect of principal, interest, or other amounts due from the Company under the Note Purchase Agreement including this Note shall be payable prior to 11:00 a.m., New York City time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, and without set-off, counterclaim or other deduction of any nature. Such payments shall be made to the holder of this Note at the office designated by such holder as provided in Section 14 of the Note Purchase Agreement in U.S. Dollars. The holder’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be presumptive as the statement of the amount of principal of and interest on this Note and shall be deemed an “account stated.”

        (c)    Interest Payment Dates. Interest on the Notes shall be due and payable on the last day of each Interest Period.

EXHIBIT B-1

[FORM OF PLEDGE AND SECURITY AGREEMENT – COMPANY]

EXHIBIT B-2

[FORM OF GUARANTY, DISTRIBUTION PLEDGE, COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT –PROJECT PARTNERS]

EXHIBIT B-3

[FORM OF GUARANTY, PLEDGE AND SECURITY AGREEMENT –
WESTMORELAND POWER, INC. AND SUBSIDIARIES]

EXHIBIT C

[FORM OF COLLATERAL AGENCY AGREEMENT]

EXHIBIT D

[FORM OF WARRANT]

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED
UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. ____	Number of Shares: ________ (subject to adjustment)

Date of Issuance: July __, 2007

Original Issue Date (as defined in subsection 2(a)(I)(B)): July __, 2007

WESTMORELAND COAL COMPANY

Common Stock Purchase Warrant

(Void after July __, 2010)

        Westmoreland Coal Company, a Delaware corporation (the “Company”), for value received, hereby certifies that _________________________, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (New York City time) on July __, 2010, ________ shares of common stock, $2.50 par value per share, of the Company (“Common Stock”), at a purchase price of $____ per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.	Exercise.

                    (a)    Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

                    (b)    Cashless Exercise.

                              (i)     The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X = Y(A-B)
    ------
      A
Where: X =	the number of Warrant Shares that shall be issued to the Registered Holder;

Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

A =	the Fair Market Value (as defined below) of one share of Common Stock; and

B =	the Purchase Price then in effect.

                               (ii)   The Fair Market Value per share of Common Stock shall be determined as follows:

                                          (A)      If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices per share of the Common Stock for the 20 consecutive trading days ending on the trading day immediately preceding the Exercise Date. “Daily Price” means (1) if the shares of Common Stock then are listed and traded on the New York Stock Exchange, Inc. (“NYSE”), the closing price on such day as reported on the NYSE Composite Transactions Tape, (2) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded, (3) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ National Market”), (4) if the shares of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market.

                                          (B)      If on any determination date the shares of Common Stock are not quoted by any such organization, then the Daily Price shall be the fair market value of such shares on such determination date as determined in good faith by the Company’s Board of Directors (the “Board”), subject to the objection of the Registered Holder pursuant to Section 2(j).

                     (c)     Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                     (d)     Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                               (i)      a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

                               (ii)      in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant, less the percentage of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).

                     (e)     Stamp Taxes. The Company shall pay any and all stamp taxes attributable to the issuance of Warrant Shares or other securities issuable upon the exercise of this Warrant or issuable pursuant to Section 2 of this Warrant.

2.	Adjustments.

                     (a)     Adjustments to Purchase Price for Diluting Issues.

                               (i)     Special Definitions. For purposes of this Section 2, the following definitions shall apply:

                                          (A)      “Option” shall mean rights (including stock appreciation rights), options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                                          (B)      “Original Issue Date” shall mean the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued).

                                          (C)      “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options. For the avoidance of doubt, and without limiting the generality of securities that are Convertible Securities, the Company’s Series A Convertible Exchangeable Preferred Stock, and the Depositary Shares representing the Series A Convertible Exchangeable Preferred Stock, are Convertible Securities

                                          (D)      “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subsection 2(a)(iii) below, deemed to be issued) by the Company after the Original Issue Date (including any shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries prior to such issuance or deemed issuance), other than:

(I)	shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise or settlement of any Options outstanding on the Original Issue Date pursuant to the terms in place on the Original Issue Date, without giving effect to any amendments on or after the Original Issue Date;

(II)	shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by subsection 2(b) or 2(c) below; or

(III)	shares of Common Stock (or Options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board and the stockholders of the Company.

                               (ii)     No Adjustment of Purchase Price. No adjustment to the Purchase Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to subsection 2(a)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Company is equal to or greater than the greater of (A) the Purchase Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock or (B) the Fair Market Value of the Common Stock in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock.

                               (iii)     Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                                          (A)      If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, settlement, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or settlement of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                                          (B)      If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, settlement, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, settlement, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Purchase Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Purchase Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                          (C)      If the terms of any Option or Convertible Security issued after the Original Issue Date (excluding Options or Convertible Securities which, upon exercise, settlement, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock by subsection 2(a)(i)(D) above), the issuance of which did not result in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below because the consideration per share (determined pursuant to subsection 2(a)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the greater of (I) the Purchase Price or (II) the Fair Market Value then in effect, are revised after the Original Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, settlement, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, settlement, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in subsection 2(a)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                                          (D)      Upon the expiration or termination of any unexercised or expired Option or unconverted or unexchanged (as applicable) Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Purchase Price pursuant to the terms of subsection 2(a)(iv) below then, to the extent such Option or Convertible Security has not been exercised,, the Purchase Price shall be readjusted to such Purchase Price as would have obtained had such Option or Convertible Security never been issued.

                                          (E)      No adjustment in the Purchase Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise or settlement of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

                               (iv)     Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2(a)(iii)), without consideration or for a consideration per share less than the greater of (A) the Purchase Price or (B) the Fair Market Value in effect immediately prior to such issue, then the Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Fair Market Value; and (B) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this subsection 2(a)(iv), all shares of Common Stock issuable upon exercise of incentive stock options and non-qualified stock options and all shares of Common Stock issuable upon conversion or exchange of Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall be determined after giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                                (v)     Determination of Consideration. For purposes of this subsection 2(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                          (A)     Cash and Property: Such consideration shall:

(I)	insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest; and

(II)	insofar as it consists of property other than cash (“Non-Cash Consideration”), be computed at the fair market value thereof at the time of such issue; and

(III)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above.

                                          (B)     Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2(a)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(I)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise or settlement of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise or settlement of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise or settlement of such Options or the conversion or exchange of such Convertible Securities.

                                (vi)     Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Purchase Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

                     (b)     Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     (c)     Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

                                          (A)      the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                           (B)      the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                     (d)    Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a), 2(b), 2(c) or 2(e), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                     (e)    Adjustment for Repurchases of Common Stock, Convertible Securities, Warrants and Options. If at any time or from time to time the Company shall repurchase, redeem, retire or otherwise acquire Common Stock (a “Redemption”) for a consideration per share for such outstanding share of Common Stock greater than the Fair Market Value per share as of the date of such Redemption, then the Purchase Price in effect immediately prior to such Redemption shall be adjusted by multiplying (A) the Purchase Price in effect immediately prior to such Redemption by (B) a fraction, the numerator of which shall be the number obtained by subtracting (x) the aggregate consideration paid by the Company in connection with such Redemption from (y) the product of the Fair Market Value per share effective on the date of the Redemption and the number of outstanding shares of Common Stock immediately prior to the Redemption, and the denominator of which shall be the product of the Fair Market Value per share effective on the date of the Redemption and number of outstanding shares of Common Stock immediately after such Redemption.

                     (f)    Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and specifically excluding any special dividends or cash dividends in an annualized amount in excess of five percent of the Fair Market Value of a share of Common Stock), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

                     (g)    Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(b), 2(c) or 2(e)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board acting reasonably) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

                     (h)    Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action affecting or relating to its Common Stock of the type contemplated by Section 2 hereof or otherwise similar to the type of events contemplated by Section 2 hereof, but not expressly provided for by such Section, then, unless in the good faith opinion of the Board, such action will not have an adverse effect upon the rights of the Registered Holder (taking into account the cumulative or other effect of any prior actions which the Board deemed not to adversely affect the rights of the Registered Holder), the Purchase Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable under the circumstances.

                     (i)    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

                     (j)    Notice of Proposed Transaction, Fair Marker Value per Share and Fair Market Value of Non-Cash Consideration. At least twenty (20) Business Days, but not more than sixty (60) Business Days, before taking any binding action that would require that the Purchase Price be adjusted under this Section 2 hereof, the Company shall give the Registered Holder written notice of the proposed transaction, the amount of the Fair Market Value per share and the amount of the fair market value of any Non-Cash Consideration involved in the transaction as determined by the Board of Directors of the Company (including the basis therefor), which Fair Market Value per share and/or fair market value of Non-Cash Consideration shall be binding on the Registered Holder unless it objects thereto within fifteen (15) Business Days of receipt of the Company’s notice. In the event the Company and the Registered Holder cannot agree to the amount of the Fair Market Value per share or the fair market value of the Non-Cash Consideration within fifteen (15) Business Days of the date of the Registered Holder’s objection, the disputed amount shall be determined by a national or regional investment bank or a national accounting firm mutually selected by the Registered Holder and the Company, the fees and expenses of which shall be borne equally by the Company and the Registered Holder. Notwithstanding anything to the contrary set forth in this paragraph, the Company shall not be required to give the notice described in the first sentence of this paragraph unless the Registered Holder signs a customary confidentiality agreement pursuant to which it agrees to maintain the confidentiality of material, non-public information until such time as the Company publicly discloses such information.

        3.    Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above. Fractional shares will, however, be taken into account for purposes of adjustments.

        4.    Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:

                     (a)    Investment. It is acquiring the Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

                     (b)    Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).

                     (c)    Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

        5.    Transfers, etc.

                     (a)     This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) any transfer by a Registered Holder which is an entity to any other entity controlling, controlled by or under common control with such entity (as used in this sentence, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise) a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

                     (b)     Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

        The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

                     (c)     The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

                     (d)     Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

        6.    Affirmative Actions to Permit Exercise and Realization of Benefits. If any Warrant Shares reserved or to be reserved for the purpose of the exercise of this Warrant, or any other securities reserved or to be reserved for the purpose of issuance pursuant to Section 2 hereof, require registration with or approval of any governmental authority under any federal or state law before such Warrant Shares or other securities may be validly delivered upon exercise of this Warrant, then in such case, the Company covenants that it will to such extent, at its sole expense, use its best efforts to secure such registration or approval, as the case may be (including but not limited to approvals or expirations of waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and registration under the Securities Act of 1933).

        7.    Listing of Company Securities. The Company covenants that from and after such time as the Common Stock or any other Company securities (or any securities of any successor to the Company) are listed on any national securities exchange or automated quotation system and for so long as the Common Stock or such other Company securities (or any securities of any successor to the Company) shall remain so listed, the Company (or its successor) will, if permitted by the rules of such exchange or such system, list and keep listed on each such exchange or system, upon official notice of issuance, all Warrant Shares (or other securities) issuable upon exercise of this Warrant and all other securities issuable pursuant to Section 7 hereof.

        8.    Validly Issued Shares of Common Stock. The Company covenants that all Warrant Shares (or other securities) that may be delivered upon exercise of this Warrant (including those issued pursuant to Section 2 hereof) shall upon delivery by the Company, and payment of the Purchase Price therefor by the Registered Holder, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue or delivery thereof and otherwise free of all other security interests, encumbrances and claims of any nature whatsoever other than liens created by the Registered Holder.

        9.    Financial Information. The Company shall provide or cause to be provided to the Registered Holder (i) copies of all notices, financial statements, reports and information which it provides to its shareholders (concurrently with the transmission to its shareholders), and (ii) upon the execution of a confidentiality agreement in form and substance reasonably satisfactory to the Company, promptly, such additional financial and other information as the Registered Holder may from time to time reasonably request.

        10.    No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment.

        11.    Notice of Proposed Fundamental Changes. In case the Company shall propose (A) to make any distributions payable in Common Stock to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (B) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or additional Common Stock or any other securities, warrants, rights or options, (C) to effect any reclassification of its Common Stock, (D) to effect any capital reorganization, (E) to effect any consolidation or merger, exchange of securities (other than exchanges of Common Stock for the Company’s Series A Convertible Exchangeable Preferred Stock on terms that the Board has determined are fair to the holders of Common Stock), or sale, lease or other disposition of all or substantially all of its property, assets or business, (F) to effect the liquidation, dissolution or winding up of the Common Stock, or (G) to transfer at least fifty percent (50%) of its Common Stock on its books and records in connection with a sale of the Common Stock, then in each such case the Company shall give to the Registered Holder advance written notice of such proposed action, which shall specify the record date for the purposes of such distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, exchange of securities, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, or the date on which the transfer of Common Stock is to occur, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and on the Purchase Price after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (A) or (B) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) days prior to the earlier of the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock.

        12.    No Dilution or Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, exchange of securities, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, including without limitation the adjustments required under Section 2 hereof, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Registered Holder against dilution or other impairment in the manner contemplated by this Warrant but not specifically provided for herein. Without limiting the generality of the foregoing and notwithstanding any other provision of this Warrant to the contrary (including by way of implication), the Company shall take all such action as may be necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock (or other securities) upon the exercise of this Warrant.

        13.    Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

        14.    Exchange or Replacement of Warrants.

                     (a)     Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

                     (b)     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

        15.    Remedies. In addition to all other remedies for the Company’s breach of its obligations under this Warrant that the Registered Holder may have under law or in equity, the Registered Holder may (i) at the Company’s expense, elect to have the number of Warrant Shares and Purchase Price fully and completely recomputed in order to remove and remedy any prejudice which has been or might have been caused to it by such breach, including, without limitation, rescinding and annulling any or all exercises of the Warrant and waivers or agreements made subsequent to such breach, and (ii) bring any action for injunctive relief or specific performance of any term or covenant contained herein, the Company hereby acknowledging that an action for money damages may not be adequate to protect the interests of the Registered Holder hereunder.

        16.    Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

        17.    No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        18.    Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        19.    Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

        20.    Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

        21.    Waiver of Jury Trial. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS WARRANT.

        22.    Facsimile Signatures. This Warrant may be executed by facsimile signature.

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EXECUTED as of the Date of Issuance indicated above.

WESTMORELAND COAL COMPANY

By:	___________________________
Name:
Title:

WESTMORELAND COAL COMPANY
ATTEST:

___________________________
Name:
Title:

Notice Address of the Company:

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, CO 80903
Attention: General Counsel

EXHIBIT I

EXERCISE NOTICE AND LETTER OF REPRESENTATIONS

Dated:____________

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, CO 80903
Attention: General Counsel
Ladies and Gentlemen:

1.         Purchase

        The undersigned, the registered holder of the attached Warrant (No. ___) (the “Warrant”, and the registered holder the “Purchaser”), hereby elects to purchase (check applicable box):

              _________ shares of the common stock, par value $2.50 per share (the Common Stock”), of Westmoreland Coal Company (the “Company”) covered by such Warrant; or

              the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).

        The Purchaser herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

	$_________ in lawful money of the United States; and/or

	the cancellation of such portion of the attached Warrant as is exercisable for a total of _________ Warrant Shares (using a Fair Market Value of $_________ per share for purposes of this calculation); and/or

	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

2.        Representations [Note: These representations shall only be required if the shares of Common Stock purchased pursuant to this Exercise Notice are not registered under the Securities Act of 1933 on the date of this Exercise Notice.]

        The Purchaser hereby represents and warrants to the Company, in connection with the purchase of shares of Common Stock pursuant to the attached Warrant, that:

        (a)     The Purchaser is acquiring the shares of Common Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

        (b)     The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).

        (c)     The Purchaser has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

        IN WITNESS WHEREOF, the Purchaser has caused this Exercise Notice and Letter of Representations to be executed and delivered by the undersigned, thereunto duly authorized, as of the date first written above.

[PURCHASER NAME]

By:	___________________________
Name:
Title:
Address: _______________________

EXHIBIT II

ASSIGNMENT FORM

        FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Westmoreland Coal Company covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:_____________________                 Signature:________________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad 15 under the Securities Exchange Act of 1934.